UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 1, 2014

CRIMSON WINE GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5901 Silverado Trail, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the stockholders of Crimson Wine Group, Ltd. (the “Company”) at the Annual Meeting of Stockholders of the Company held on August 1, 2014 (the “Annual Meeting”).

1.Election of Directors

Each of the seven nominees for director was elected, and the voting results are set forth below:

Nominee	For	Number of Shares Withheld	Broker Non-Votes
Ian M. Cumming	14,573,139	3,099,822	4,492,550
Joseph S. Steinberg	14,581,784	3,091,177	4,492,550
John D. Cumming	14,808,616	2,864,345	4,492,550
Avraham M. Neikrug	17,268,706	404,255	4,492,550
Douglas M. Carlson	17,063,024	609,937	4,492,550
Craig D. Williams	17,298,951	374,010	4,492,550
Erle Martin	14,872,142	2,800,819	4,492,550

2.Ratification of Moss Adams LLP as independent auditors for the year ended
December 31, 2014.

The ratification of Moss Adams LLP was approved, and the voting results are set forth below:

For:	22,111,175
Against:	33,019
Abstentions:	21,317

ITEM 7.01Regulation FD Disclosure.

The information set forth in the Report of the President and Chief Executive Officer of the Company delivered at the Annual Meeting, attached hereto as Exhibit 99.1, is incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits.

Exhibit No.Description

99.1Report of the President and Chief Executive Officer of Crimson Wine
Group, Ltd. delivered at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 7, 2014

CRIMSON WINE GROUP, LTD.

By: /s/ Patrick M. DeLong
Name: Patrick M. DeLong
Title: Chief Financial & Operating Officer